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                                                                   EXHIBIT 1.1


                            HUB INTERNATIONAL LIMITED

                            5,000,000 COMMON SHARES
                             UNDERWRITING AGREEMENT


                                                                    , 2002


J.P. MORGAN SECURITIES INC.
COCHRAN, CARONIA SECURITIES LLC STEPHENS INC.
BMO NESBITT BURNS CORP.
FERRIS, BAKER WATTS, INCORPORATED c/o J.P. Morgan Securities
Inc.
277 Park Avenue New York, NY 10172

Ladies and Gentlemen:

         Hub International Limited, a corporation organized under the laws of the Province of Ontario, Canada (the "COMPANY "), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "UNDERWRITERS "), for whom you are acting as representatives (the "REPRESENTATIVES"), an aggregate of 5,000,000 common shares of the Company (the "UNDERWRITTEN SHARES") and, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, at the option of the Underwriters, up to an additional 750,000 common shares of the Company (the "OPTION SHARES"). The Underwritten Shares and the Option Shares are herein referred to as the "SHARES." The common shares of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "COMMON SHARES."

         The Company hereby confirms the agreements made with respect to the purchase of the Shares by the Underwriters (which term shall also include any underwriter purchasing Shares pursuant to Section 3(b) hereof). You hereby represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

          1. REGISTRATION STATEMENT. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES Act"), a


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registration statement, including a prospectus, relating to the Shares. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

         The term "REGISTRATION STATEMENT " as used in this agreement shall mean such registration statement, all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Shares (a "RULE 462(B) REGISTRATION STATEMENT "), and, in the event of any amendment thereto after the effective date of such registration statement (the "EFFECTIVE DATE"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term "PROSPECTUS " as used in this Agreement shall mean the Prospectus in the form first furnished to you by the Company and used to confirm sales of the Shares.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each preliminary prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

          2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

           (a) The Company hereby represents and warrants as follows:

                (i) no order preventing or suspending the use of the preliminary prospectus, meeting the requirements of Rule 430A of the rules and regulations of the Commission (the "PRELIMINARY PROSPECTUS "), has been issued by the Commission, and such Preliminary Prospectus filed as part of the Registration Statement, as amended, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

               (ii) the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement has been

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          issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and did not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date (as hereinafter defined) or the Option Closing Date (as hereinafter defined), as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto;

               (iii) the Company has been duly incorporated and organized and is validly existing as a corporation under the laws of the Province of Ontario, Canada, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted as of the date hereof, and is duly qualified as a foreign corporation or extra-provincial corporation, as the case may be, and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries (as used herein, the term subsidiary means a corporation, company or other entity more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are owned, directly or indirectly, by the Company), taken as a whole ("MATERIAL ADVERSE EFFECT")); the Company's head office and mind and management is located in Chicago, Illinois and the residence of the majority of the senior officers of the Company is outside of Canada; the Company's registered office is located in Brampton, Ontario and the Company does not carry on business in any other province or territory of Canada other than through its subsidiaries;

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               (iv) each of the Subsidiaries (as used herein, the term
          "SUBSIDIARY" means a subsidiary listed on Schedule III hereto) has been duly incorporated, has duly issued its shares of capital stock and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation or extra-provincial corporation, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and, except as disclosed in the Prospectus, all the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non assessable and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

               (v) the consolidated financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company as of the dates indicated and the results of its operations and changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in Canada ("CANADIAN GAAP") applied on a consistent basis during the periods involved, together with a reconciliation, to United States generally accepted accounting principles ("U.S. GAAP") in accordance with Item 18 of Form 20-F under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); the financial data set forth in the Prospectus under the captions "PROSPECTUS summary - Summary consolidated financial data," "Unaudited pro forma consolidated statement of earnings," "Selected historical consolidated financial data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited or unaudited financial statements contained in the Registration Statement and the Prospectus;

               (vi) the unaudited pro forma consolidated statement of earnings of the Company and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; no other pro forma financial information is required to be included in the Registration Statement or the Prospectus pursuant to Regulation S-X;


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               (vii) other than its subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity or other ownership interest in any firm, partnership, limited liability company, joint venture, association or other entity, except as set forth in the Prospectus or as reflected in the audited or unaudited consolidated financial statements of the Company included in the Registration Statement and Prospectus which would be material to the Company's consolidated financial position.

               (viii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the share capital or long term debt of the Company or any of the Subsidiaries or in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole ("MATERIAL ADVERSE CHANGE"), whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of the Subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus;

               (ix) this Agreement has been duly authorized, executed and delivered by the Company;

               (x) the Company has an authorized capitalization as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to the share plans referred to in the Prospectus) and such authorized share capital conforms as to legal matters to the description thereof set forth under the heading "Description of share capital" in the Prospectus; as of the date of this agreement, all of the outstanding share capital of the Company has been duly authorized and validly issued, is fully-paid and non-assessable, has been issued in compliance with all federal and state securities laws, the Ontario Business Corporations Act (the "OBCA") and applicable Canadian securities laws; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;

               (xi) the Shares to be issued and sold by the Company have been duly authorized, and, when issued and delivered to and paid for by the


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          Underwriters as provided herein, will be duly and validly issued, fully paid and non-assessable and are not subject to any pre-emptive or similar rights; the Shares conform to the description set forth under the heading "Description of share capital" in the Prospectus; and no further approval or authority of the shareholders or the board of directors of the Company will be required for the issuance and sale of the Shares by the Company as contemplated herein;

               (xii) neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its articles or by-laws or any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not result in a Material Adverse Effect; the issue and sale of the Shares to be sold by the Company hereunder and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the Company or any of its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the property or assets of the Company or its Subsidiaries is subject, nor will any such action result in any violation of the provisions of the articles or the by-laws of the Company or its Subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their respective properties, except where such conflict, breach, default or violation would not have a Material Adverse Effect; no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters; provided that the foregoing representations and warranties do not extend to compliance with the securities laws of any applicable jurisdiction and the rules, regulations, orders, notices and policies thereunder;

               (xiii) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or

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          affecting the Company or its Subsidiaries or any of their respective properties, or to which the Company or its Subsidiaries is or may be a party or to which any property of the Company or its Subsidiaries is or may be subject which, if determined adversely to the Company or its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (xiv) the Company and its Subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that:
          (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP, to permit reconciliation with U.S. GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and
          (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

               (xv) except as in each case as would not have a Material Adverse Effect (A) the Company and its Subsidiaries own, possess or have obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as conducted as of the date hereof, (B) neither the Company nor any of its Subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and (C) the Company and its Subsidiaries are in compliance with all laws and regulations required in the conduct of their respective businesses as conducted as of the date hereof, in the manner described in the Prospectus;

               (xvi) neither the Company nor any of its Subsidiaries owns any real property and all of the leases and subleases material to the business of the Company and its Subsidiaries, and under which the Company or its


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          Subsidiaries hold properties described in the Prospectus, are in full force and effect, and neither the Company nor its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease;

               (xvii) to the Company's knowledge, no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

               (xviii) except as described in the Prospectus, no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares to be sold by the Company hereunder;

               (xix) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

               (xx) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company are independent public accountants as required by the Securities Act and are independent within the meaning of the OBCA;

               (xxi) the Company and its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except where the failure to file such returns or pay such taxes shown as due would not result in a Material Adverse Effect, and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or, to the Company's knowledge, might be asserted or threatened against the Company or any of its Subsidiaries that would result in a Material Adverse Effect;

               (xxii) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to,

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          cause or result in stabilization or manipulation of the price of the
          Common Shares;

               (xxiii) the Company has not offered or sold any securities prior to the filing of the Registration Statement that would be subject to integration as defined by Rule 502 (a) under the Securities Act with the offer or sale of the Shares;

               (xxiv) (A) each employee benefit plan, within the meaning of
          Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company for employees or former employees of the Company and its Subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended, ("CODE") except where the failure to maintain such plans would not result in a Material Adverse Effect; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption except where such occurrence would not result in a Material Adverse Effect; (C) for each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions except where such incurrence or failure to maintain such asset value, as the case may be, would not result in a Material Adverse Effect; (D) neither the Company nor any of its affiliates is a "service provider" or "fiduciary", as those terms are used for purposes of Title I of ERISA, with respect to any employee benefit plan subject to Title I of ERISA; and (E) no employee benefit plan maintained or sponsored by the Company or any of its affiliates will acquire or hold any of the Shares;

               (xxv) prior to the Closing Date the Shares to be issued and sold by the Company will be approved for listing on the New York Stock Exchange subject to official notice of issuance, and the Shares will be conditionally approved for listing on the Toronto Stock Exchange, which Exchange shall have also accepted for filing notice of the issuance of the Shares;

               (xxvi) there are no stamp or other issuance or transfer taxes or duties, no capital gains, income, withholding or other taxes, and no other

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         similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision or taxing authority thereof, or Canadian federal law, or the laws of any province, or any political subdivision or taxing authority thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares to be sold by it; and

           (xxvii) the Company, or any person acting on behalf of the Company, has not and not, directly or indirectly, offer, sell or deliver the Shares (x) in violation of the conditional listing conditions and other requirements as contained in a letter dated April 22, 2002 from the Toronto Stock Exchange conditionally approving the listing of the Shares or (y) in Canada or to persons who are residents of Canada or acting on the behalf of residents of Canada or to any person whom it believes intends to reoffer, resell or deliver the Shares in Canada or to any persons who are residents of Canada or acting on the behalf of residents of Canada, or otherwise has solicited or will solicit such persons or has done or will do any act in furtherance of the foregoing. Without limiting the generality of the foregoing, other than filings made with Canadian securities regulatory authorities, the Company, or any person acting on behalf of the Company, has not and will not publish, advertise or otherwise make any announcements in Canada concerning the distribution of the Shares, and has not and will not conduct road shows, seminars or similar activities in Canada relating to the distribution of the Shares nor has it taken or will it take any other action for the purpose of, or that could reasonably be expected to have the effect of, preparing the market in Canada, or creating a demand in Canada, for the Shares; provided that the foregoing representations and warranties do not apply to actions by the Underwriters or any person acting on their behalf.

          3.    PURCHASE OF THE SHARES BY THE UNDERWRITERS.

           (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell the Underwritten Shares to the several Underwriters and each of the Underwriters agrees to purchase from the Company the respective aggregate number of Underwritten Shares set forth opposite its name in Schedule I. The price at which such Underwritten Shares shall be sold by the Company and purchased by the several Underwriters shall be $ per share, the "PURCHASE PRICE." In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in Sections 1(a) and 1(c), the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Shares specified in Schedule I.

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          (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter or Underwriters, the non-defaulting Underwriters shall have the right within 24 hours after such default to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the Shares which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail to make such arrangements with respect to all such shares and portion, the number of the Shares which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such Shares exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder. If the total number of Shares which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

           (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 750,000 Option Shares at the Purchase Price. Said option may be exercised only to cover over-allotments (if any) in the sale of the Underwritten Shares by the Underwriters and may be exercised in whole or in part at any time

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(but not more than once) on or before the thirtieth day after the date of this
Agreement upon written notice by you to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the date and time when the Option is being exercised, and the date and time when the Option Shares are to be delivered and paid for, which date shall not be earlier than the Closing Date nor later than the tenth full Business Day after the date of such notice. Delivery of certificates for Option Shares, and payment therefor, shall be made as provided in Section 5 hereof. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Shares, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

          4.    OFFERING BY UNDERWRITERS.

         The terms of the public offering by the Underwriters of the Shares to be purchased by them shall be as set forth in the Prospectus, as soon after the Registration Statement has become effective and the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable. The Underwriters may from time to time change the public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         Each Underwriter represents, warrants and covenants that, until the initial distribution of the Shares has been completed, such Underwriter has not and will not, directly or indirectly, offer, sell or deliver the Shares (a) in violation of the conditional listing conditions and other requirements as contained in a letter dated April 22, 2002 from the Toronto Stock Exchange conditionally approving the listing of the Shares or (b) in Canada or to persons who are residents of Canada or acting on the behalf of residents of Canada or to any person whom it believes intends to reoffer, resell or deliver the Shares in Canada or to any persons who are residents of Canada or acting on the behalf of residents of Canada or otherwise has solicited or will solicit such persons or done any act in furtherance of the foregoing. Each Underwriter acknowledges that the Shares have not been and will not be qualified for sale under the securities laws of Canada or any province or territory of Canada and may not be offered or sold, directly or indirectly, in Canada, or to or for the benefit of any resident of Canada, even in circumstances where a private placement exemption from the prospectus requirements of Canadian securities laws is otherwise available. Without limiting the generality of the foregoing, such Underwriter has not and will not publish, advertise or otherwise make any announcements in Canada concerning the distribution of the Shares, and has not and will not conduct road shows, seminars or similar activities in Canada relating to the distribution of the Shares nor has it taken or will take any other action for the purpose of, or that could reasonably be expected to have the effect of, preparing the market in Canada, or creating a demand in Canada, for the Shares. Each of the Underwriters represents, warrants and covenants with the Company that it has caused or will cause every dealer or broker, whether a member of a banking or selling group or otherwise, to which any of the Shares are offered for sale or sold, to represent and agree that it will abide by the restrictions in this Section 4.

         On the Closing Date and on any later date on which Option Shares are purchased, the Underwriters shall deliver to the Company a certificate, dated the Closing Date or such later date, as the case may be, stating that the Underwriters have not, to the best of their knowledge, sold any Underwritten Shares or Option Shares, as the case may be, to any purchaser who is a resident of Canada or who is acting on behalf of any resident of Canada, or who has a current intention to reoffer, resell or deliver the Underwritten Shares or Option Shares, as the case may be, to a resident of Canada or a person acting on behalf of a resident of Canada.

          5.    DELIVERY OF AND PAYMENT FOR THE SHARES.

           (a) Delivery of certificates for the Underwritten Shares and the Option Shares (if the option granted by Section 3(c) hereof shall have been exercised not later than 10:00 a.m., New York City time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Davis Polk & Wardwell at 10:00 a.m., New York City time, on the third business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the "CLOSING DATE."

          (b) If the option granted by Section 3(c) hereof is exercised after 10:00 a.m. New York City time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Shares, and payment therefor, shall be made at the office of Davis Polk & Wardwell at 10:00 a.m. on the date specified in the notice described in Section 3(c) hereof or at such time on the same or on such other date, as shall be designated in writing by you. The date and hour of such delivery and payment are herein referred to as the "OPTION CLOSING DATE."

           (c) Payment for the Shares purchased from the Company shall be made to the Company in Federal or other funds immediately available in New York City. Such payment shall be made upon delivery of certificates for the Shares to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Shares to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least two business days before the Closing Date, in the case of

Underwritten Shares, and at least two business days prior to the Option Closing Date, in the case of the Option Shares with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. Such certificates will be made available to the Underwriters for inspection, checking and packaging on the business day prior to the Closing Date or the Option Closing Date, as the case may be.

          6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

           (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and
(ii) not file any pre-effective or post-effective amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

          (b) The Company will advise the Representatives promptly, (i) when any amendment to the Registration Statement has been filed or becomes effective,
(ii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information,
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use commercially reasonable efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof.

           (c) The Company will (i) on or before the Closing Date, deliver to you five copies of the Registration Statement as originally filed and of each amendment thereto filed prior to and including the time the Registration Statement becomes effective and, promptly upon the filing thereof, a copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you),
(ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

          (d) If, at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. The Company authorizes the Underwriters and all dealers to whom any of the Shares may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares for so long as required by the Securities Act and in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder, for such period; provided that if any Underwriter or dealer is required to deliver a prospectus in connection with the sale of the Shares at any time nine months or more after the date of the Prospectus, such supplements, amendments, filing and delivery shall be at the expense of such Underwriter or dealer.

           (e) The Company will cooperate, when and as requested by you, in the qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or where it would be subject to taxation as a foreign corporation. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Shares.

           (f) The Company agrees to make generally available to its security holders and the Representatives as soon as practicable, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

           (g) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, including all costs and expenses incident to (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the preparation, printing and filing with the Commission of the Registration Statement, any preliminary prospectus and the Prospectus, including all printing costs associated therewith, (ii) the furnishing to the Underwriters of copies of any preliminary prospectus and of the several documents required by Section 6(c) to be so furnished, (iii) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in Section6(d), (iv)the listing of the Shares on the New York Stock Exchange, (v) the making generally available to you of the reports and information referred to in Section6(f), (vi) the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon and the printing and issuance of share certificates, including any fees of any transfer agent, registrar or depositary, (vii) the investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 6. Except as set forth in Sections 6(g) and 6(h), the underwriters pay all of their own fees and expenses, including counsel fees and disbursements (excluding those set forth in Section 6(h)).

           (h) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including reasonable counsel fees and disbursements) paid by or for the account of the Underwriters or their counsel in qualifying the Shares under state securities or blue sky laws and in the review and qualification of the offering by the National Association of Securities Dealers, Inc. (the "NASD").

           (i) The Company hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, the Company will not, (i) for a period of 180 days from the effective date of the Registration Statement, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exchangeable for Common Shares or (ii) enter into any swap or other agreement that transfers all or a portion of the economic consequences associated with the ownership of the Common Shares or such other securities whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of any Common Shares to the Underwriters pursuant to the Underwriting Agreement, (B) the issuance by the Company of Common Shares upon the exercise of an option, a warrant or an award or the conversion of a security outstanding on the date of the Prospectus of which the Underwriters have been advised in writing, (C) the issuance by the Company of any option, restricted share units, restricted shares, awards or Common Shares pursuant to the Company's executive share purchase plan, the employee share purchase plan, the equity incentive plan, 401(k) plans and the stock option plan, provided that any Common Shares that may be issued under such plans are subject to the restrictions set forth in clause (i) and (ii), and (D) the issuance by the Company of Common Shares or other securities in connection with the acquisition of any business, facilities or other assets, including the issuance of Common Shares or other securities in connection with employment arrangements relating to any such acquisition, provided that the Common Shares issued in connection with any acquisition shall be subject to the restrictions set forth in clause
(i) and (ii).

           (j) The Company agrees to use its best efforts to cause all directors, officers, and the holders of Common Shares listed on Schedule II hereto to (ii) agree that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, such person or entity will not,
(A) for a period of 180 days from the effective date of the Registration Statement, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exchangeable for Common Shares or (B) enter into any swap or other agreement that transfers all or a portion of the economic consequences associated with the ownership of the Common Shares or such other securities whether any such transaction described above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise and (ii) agree to waive any rights held by such person or entity to sell shares of Common Shares or any other security issued by the Company pursuant to the Registration Statement and any rights to require the Company to register under the Securities Act such Common Shares or other securities issued by the Company and beneficially owned by them for a period of 180 days from the effective date of the

Registration Statement. The foregoing sentence shall not apply to (A) acquisitions by any person other than the Company of Common Shares or other securities acquired in open market transactions after completion of this offering, (B) the pledge of Common Shares by an employee as security for indebtedness incurred in connection with financing the purchase of such Common Shares and any refinancings thereof, (C) transactions by directors, officers and other employees of the Company relating to contributions of Common Shares to registered retirement savings plans, and (D) in the case of Fairfax, its affiliates and permitted assigns, the transfer of Common Shares among Fairfax, its affiliates and permitted assigns, provided that each of such persons agrees to the foregoing restrictions.

          7.    INDEMNIFICATION AND CONTRIBUTION.

           (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any reasonable legal or other expenses (including, except as otherwise hereinafter provided, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter expressly for use in any preliminary prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto; provided further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 6 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the officers of the Company who sign the Registration Statement, each of the directors of the Company, and each person (including each partner or officer thereof) who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any reasonable legal or other expenses (including, except as otherwise hereinafter provided, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The indemnity agreements of the Underwriters contained in this paragraph (b) and the representations and warranties of the Underwriters contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the shares.

           (c) Each party indemnified under the provision of Sections 7(a) and 7(b) agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, such person (the "INDEMNIFIED PARTY") will promptly give written notice (the "NOTICE ") of such service or notification to the party or parties from whom indemnification may be sought hereunder (the "INDEMNIFYING PARTY"). No indemnification provided for in such paragraphs shall be available to any party who shall fail to so give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission to so notify such Indemnifying Party or parties of any such service or notification shall not relieve such Indemnifying Party or parties from any liability which it or they may have to the Indemnified Party for contribution or otherwise than on account of such indemnity agreement. Any Indemnifying Party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an Indemnified Party. Any Indemnifying Party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the "NOTICE OF DEFENSE") to the Indemnified Party, to assume (alone or in conjunction with any other Indemnifying Party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the Indemnifying Party or parties, by counsel chosen by such Indemnifying Party or parties and reasonably satisfactory to the Indemnified Party or parties; provided, however, that (i) if the Indemnified Party or parties reasonably determine that there may be a conflict between the positions of the Indemnifying Party or parties and of the Indemnified Party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such Indemnified Party or parties different from or in addition to those available to the Indemnifying Party or parties, then counsel for the Indemnified Party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the Indemnified Party or parties and (ii) in any event, the Indemnified Party or parties shall be entitled to have counsel chosen by such Indemnified Party or parties participate in, but not conduct, the defense and, provided further, that it is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel). If, within a reasonable time after receipt of the Notice, an Indemnifying Party gives a Notice of Defense and the counsel chosen by the Indemnifying Party or parties is reasonably satisfactory to the Indemnified Party or parties, the Indemnifying Party or parties will not be liable under paragraphs (a) through (b) of this
Section 7 for any legal or other expenses subsequently incurred by the Indemnified Party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the Indemnifying Party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the Indemnifying Party or parties shall bear such other expenses as it or they have authorized to be incurred by the Indemnified Party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the Indemnifying Party or parties shall be responsible for any legal or other expenses incurred by the Indemnified Party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an Indemnified Party under Sections 7(a) or 7(b), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Sections 7(a) or 7(b), (i) in such proportion as is appropriate to reflect the relative benefits received by each Indemnifying Party from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each Indemnifying Party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares received by the Company and the total underwriting commissions received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section
7. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this Section 7. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in Section 7(d) of this Section 7).

           (e) An Indemnified Party or parties will not, without the prior written consent of the Indemnifying Party or parties, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnifying Party or parties or any person who controls the Indemnifying Party or parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party or parties and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement, trading in the Common Shares shall have been suspended, or if there shall have occurred (i) an escalation of hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any escalation of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such escalation, calamity, crisis or change in economic or political conditions in the financial markets of the United States, in the Representatives' judgment, is material and adverse and would make the offering or delivery of the Shares impracticable, (iii) trading generally shall have been suspended or materially limited on the New York Stock Exchange, the American Stock Exchange, The Nasdaq National Market, or the Toronto Stock Exchange or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on such exchanges, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, any court, legislative body, agency or other governmental authority which in the Representatives' judgment materially and adversely affects the business or operations of the Company, or (v) declaration of a banking moratorium by either federal or New York State authorities. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company.

          9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS . The obligations of the several Underwriters to purchase and pay for the Shares shall be subject to the performance by the Company of all of the Company's obligations to be performed hereunder at or prior to the Closing Date or to the Option Closing Date, as the case may be, and to the following further conditions:

           (a) The Registration Statement shall have become effective no later than 4:00 p.m., New York City time, on the date hereof; no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(a)(i) hereof; and all requests of the Commission for inclusion of additional information in the Registration Statement shall have been complied with to the satisfaction of the Representatives.

          (b) You shall have received from W. Kirk James, General Counsel of the Company, Torys LLP, Ontario counsel for the Company, Hope Heinrich, British Columbia counsel for the Company, Shearman & Sterling LLP, New York counsel for
the Company and               , Illinois counsel for the Company their written
opinions, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annexes A, B, C, D and E attached hereto.

           (c) The representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be;

          (d) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has its rating of any securities of the Company or any of its Subsidiaries under surveillance or review with possible negative implications.

           (e) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any Material Adverse Change, or any development involving a prospective Material Adverse Change.

           (f) You shall have received on the Closing Date and on any later date on which Option Shares are purchased a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by two senior executive officers of the Company, stating on behalf of the Company and not in a personal capacity, that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in Sections 9(c), 9(d) and 9(e) are true and correct and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the Option Closing Date, as the case may be.

           (g) The Underwriters shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, a letter dated the date hereof, or the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date or the Option Closing Date, as the case may be, shall use a "cut-off date" not earlier than three business days prior to the Closing Date or the Option Closing Date, as the case may be.

           (h) Prior to the Closing Date, the Shares to be issued and sold by the Company shall have been duly approved for listing by the New York Stock

Exchange subject to official notice of issuance, and the Shares shall have been conditionally approved for listing on The Toronto Stock Exchange, which Exchange shall have also accepted for filing notice of the issuance of the Shares.

           (i) On or prior to the Closing Date, you shall have received from all directors, officers, and holders of Common Shares listed on Schedule II hereto, the lock-up agreements referred to in Section 6(j) hereof.

           (j) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering those matters reasonably requested by the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares to be sold on such Option Closing Date and other matters related to the issuance of such Option Shares.

         The opinions of Torys LLP, Hope Heinrich, Shearman & Sterling LLP
and              , respectively, referred to in Section 9(b) shall be rendered to the Underwriters at the request of the Company, as the case may be, and shall so state therein.

         In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company, provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in Sections 6(g) and 6(h) hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof, such that the conditions of this Section 9 are not met, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

        10. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said
Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any of the several Underwriters.

        11. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by fax and if to the Underwriters, shall be mailed, faxed or delivered to J.P. Morgan Securities Inc., 277 Park Avenue, New York, NY 10172; Attention: Equity Capital Markets. Notices to the Company, shall be mailed, faxed or delivered to it at its office, 55 East Jackson Boulevard, Chicago, IL 60604, Attention: W. Kirk James, Esq.; with a copy to Shearman & Sterling, 199 Bay Street, Commerce Court West, Suite 4405, Toronto, Ontario, Canada, M5L 1E8, Attention: Brice T. Voran.

        12. MISCELLANEOUS . The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, by or on behalf of the Company or its directors or officers, and (c) delivery and payment for the Shares under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of Sections 6(i) and 6(j) hereof shall be of no further force or effect.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of laws provisions thereof.

         13. SUBMISSION TO JURISDICTION. By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Hub U.S. Holdings, Inc. (or any successor) (together with any successor, the "AGENT FOR SERVICE"), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Shares, that may be instituted in any federal or state court in the City, County and State of New York (each, a

"SPECIFIED COURT "), or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company (mailed or delivered to its General Counsel at its principal office in Chicago, Illinois) shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Shares shall be outstanding.

         To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

         Please sign and return the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                      Very truly yours

                                      HUB INTERNATIONAL LIMITED


                                      By:
                                         ---------------------------
                                           Name:
                                           Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES INC.
Cochran, Caronia Securities LLC
Stephens Inc.
BMO Nesbitt Burns Corp.
Ferris, Baker Watts, Incorporated.


By J.P. Morgan Securities Inc.


By:
    ------------------------------------
    Name:
    Title:

Acting on behalf of the several Underwriters, including themselves, named in
Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS


                                                                NUMBER OF
                                                              UNDERWRITTEN
                                                              SHARES TO BE
UNDERWRITERS                                                    PURCHASED
--------------------------------------------------------      ------------
J.P. Morgan Securities Inc..............................
Cochran, Caronia Securities LLC.........................
Stephens Inc. ..........................................
BMO Nesbitt Burns Corp..................................
Ferris, Baker Watts, Incorporated.......................
Total...................................................

                                   SCHEDULE II

                         LIST OF DIRECTORS, OFFICERS AND
                    SHAREHOLDERS TO SIGN LOCK-UP AGREEMENTS



Martin P. Hughes
Richard A. Gulliver
Bruce D. Guthart
R. Craig Burton
W. Kirk James
Dennis J. Pauls
Peter L. Scavetta
Jean Martin
Anthony F. Griffiths
Paul Murray
Bradley P. Martin




Fairfax Financial Holdings Limited Zurich
Insurance Company

                                  SCHEDULE III




Barton Insurance Brokers Ltd.
Burnham Insurance Group, Inc.
C.J. McCarthy Insurance Agency, Inc.
Kaye Group Inc.
Mack and Parker, Inc.
The Hub Group (Ontario) Inc.

                                     ANNEX A

                     MATTERS TO BE COVERED IN THE OPINION OF
                                  W. KIRK JAMES
                         GENERAL COUNSEL OF THE COMPANY



          (i) Each of C.J. McCarthy Insurance Agency Inc. and Burnham Insurance Group, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and each of C.J. McCarthy Insurance Agency Inc., Burnham Insurance Group, Inc., and Kaye Group Inc., is duly qualified as a foreign corporation or extra-provincial corporation, as the case may be, for the transaction of business and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification (except where the failure to be so qualified would not have a Material Adverse Effect), and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement;

          (ii) all the issued and outstanding shares of the Company and all the issued and outstanding capital stock of C.J. McCarthy Insurance Agency Inc., Burnham Insurance Group, Inc., Mack and Parker, Inc. and Kaye Group Inc. (collectively the "SUBSIDIARIES") has been duly authorized and validly issued and is fully paid and nonassessable, and is owned by the Company free and clear of all liens, encumbrances and security interests, and to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

          (iii) there are no pending legal or governmental investigations, actions suits or proceedings pending or threatened, which, in the opinion of such counsel, are material to the Company and its subsidiaries taken as a whole, other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects;

          (iv) the issue and sale by the Company of the Shares sold by the Company as contemplated by the Underwriting Agreement and the performance by the Company of its obligations under such Agreement and the consummation of the transactions contemplated herein will not conflict with, or result in a breach of, the articles or bylaws of the Subsidiaries or any agreement or instrument known to such counsel to which the Company or the Subsidiaries is a party or any applicable law or regulation of the Province of Ontario or the federal laws of Canada, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality (provided that such counsel need not express any opinion regarding compliance with securities laws);

          (v) to such counsel's knowledge, none of the Subsidiaries is in violation or default of (x) any provision of its charter or bylaws, (y) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, and that is material to the Company and the subsidiaries, taken as a whole, or (z) to such counsel's knowledge, any statute, law, rule, regulation, (other than the securities laws of the province of Ontario and the rules, regulations, orders, notices and policies thereunder) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitration or other authority, including self-regulatory organizations, having jurisdiction over the Company or such Subsidiaries or any of its properties, as applicable but excluding the Ontario securities regulatory authorities;

          (vi) the Company and the Subsidiaries have obtained such licenses, permits, consents, approvals and other authorizations from, and have made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies but excluding the Ontario securities regulatory authorities), all self-regulatory organizations or bodies, and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as conducted as of the date hereof; the Company and its Subsidiaries are in compliance with the terms and conditions of all such licenses, permits, certificates, consent, orders, approvals and authorizations, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; all such licenses, permits, certificates, consents, orders approvals and authorizations are valid and in full force and effect, except when the invalidity of such authorizations or the failure of such licenses, permits, certificates, consents, orders, approvals and authorizations to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; and neither the Company nor its Subsidiaries has received any actual notice of proceedings relating to the revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole;

          (vii) the statements in the Prospectus under "Certain relationships and related transactions," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information described therein with respect to such legal matters, documents or proceedings; and

          (viii) except as described in the Prospectus, to such counsel's knowledge no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares to be sold by the Company hereunder.

                                     ANNEX B

                          MATTERS TO BE COVERED IN THE
                             OPINION OF TORY'S LLP
                         ONTARIO COUNSEL OF THE COMPANY



          1. The Company is incorporated and existing under the OBCA, with the requisite corporate power and capacity to own and lease its property and assets and to carry on its business, as described in the Prospectus.

          2. Each of the Ontario Subsidiaries is incorporated and existing under the OBCA, with the requisite corporate power and capacity to own and lease its properties and carry on its business as described in the Prospectus.

          3. The Company is a reporting issuer in the Province of Ontario and is not on the list of defaulting issuers maintained by the OSC pursuant to subsection 72(9) of the OSA.

          4. The Company has authorized capital as set forth in the Prospectus under the heading "DESCRIPTION OF SHARE CAPITAL" and as at ____, 2002 had issued and outstanding share capital as set forth in the Prospectus under the heading "Description of share capital"; the Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement and upon the Company receiving payment of the purchase price for the Shares, will be validly issued, fully paid and non-assessable; and the Shares are not subject to preemptive rights or similar rights under the OBCA or pursuant to the articles or bylaws of the Company.

          5. No prospectus is required nor are other documents required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations of the OSC obtained under the securities laws of Ontario to permit the issue and sale of the Shares outside of Canada in accordance with the Underwriting Agreement; no restrictive legend need be borne on any certificate evidencing any Share issued and sold by the Company outside of Canada in accordance with the Underwriting Agreement to permit the issue and sale of such Shares without the requirement of filing a prospectus under the OSA; after this issuance and sale by the Company, the Shares issued and sold outside of Canada in accordance with the Underwriting Agreement will not be subject to a statutory hold period under the OSA and the first trade of such Shares will not be a distribution subject to the prospectus requirements under the OSA unless, at the time of the trade, the trade is a "control person distribution" as defined in OSC Rule 14-501.

          6. The Underwriting Agreement has been duly authorized, and assuming all steps necessary for its execution and delivery have been taken under the laws of New York, executed and delivered by the Company.

          7. The statements set forth in the Prospectus under the caption "Description of share capital," insofar as they purport to constitute a summary of the terms of the share capital of the Company provide a fair summary in all material respects.

          8. The statements act forth in the Prospectus under the heading "Certain United States and Canadian federal income tax considerations B Certain Canadian federal income tax considerations" provide a fair summary of the principal Canadian federal income tax considerations applicable to prospective purchasers of the Shares who are described under such heading.

          9. The laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought before a court of competent jurisdiction in the Province of Ontario (an "ONTARIO COURT") on a final and conclusive judgment in personam of a court of the City of New York or a federal court sitting in the City of New York (a "NEW YORK COURT ") that is not impeachable as void or voidable or otherwise ineffective under New York law and for a sum certain if: (A) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by an Ontario Court; (B) such judgment was not obtained by fraud or in a manner contrary to natural justice or other rule of law, whether equitable, legal or statutory, and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Ontario and the federal laws of Canada applicable therein or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (C) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; and (D) the action to enforce such judgment is commenced within the applicable limitation period.

          10. In an action on a final, conclusive and subsisting judgment in personam of a New York Court that is not impeachable as void or voidable under New York Law, an Ontario Court would give effect to the appointment by the Company of Hub U.S. Holdings, Inc. as its agent to receive service of process in the United States under the Underwriting Agreement and to the provisions in the Underwriting Agreement whereby the Company has submitted to the non-exclusive jurisdiction of a New York Court.

          11. There are no stamp or other issuance or transfer taxes or duties, no capital gains, income, withholding or other taxes, and no other similar fees or charges under Canadian federal law, or the laws of Ontario or any political subdivision or taxing authority thereof required to be paid in connection with the execution and delivery of the Underwriting Agreement or the issuance or sale by the Company of the Shares.

          12. The TSX has conditionally approved the listing of the Shares.

                                     ANNEX C

                     MATTERS TO BE COVERED IN THE OPINION OF
                        HOPE HEINRICH, BRITISH COLUMBIA
                            COUNSEL FOR THE COMPANY



We act as solicitors for Barton Insurance Brokers, Ltd and TOS Insurance Services Ltd., (collectively the "CORPORATIONS ") which indirectly are wholly owned by Hub and are directing this letter to you in connection with the issue and sale to you of certain Common Shares of Hub.


As such solicitors, we have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents and records as we have considered necessary or relevant for the purposes of the opinions hereinafter expressed including:

               (a) the prospectus prepared for Hub and dated the        , 2002
          (the "PROSPECTUS");

               (b) the Memorandum and Articles and Certificate of Incorporation of the Corporations;

               (c) the audited financial statements of the Corporations for the fiscal period ending December 31, 2001 (the "FINANCIAL STATEMENTS ").

For the purposes of this opinion, we have assumed with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies. We have also relied upon the documents so examined with respect to the accuracy of the factual matters contained therein and have not performed any independent check or verification of such factual matters.

The opinions hereinafter expressed are limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein,

Based and relying on and subject to the foregoing, we are of the opinion that each of the Corporations is incorporated and existing under the laws of the Province of British Columbia with the requisite corporate power and capacity to own and lease its property and assets and to carry on its business as described in the Prospectus and that the issued and outstanding share capital set forth in the

Financial Statements of the Corporation have been duly authored and validly issued and are fully paid and non-assessable.

                                     ANNEX D

                     MATTERS TO BE COVERED IN THE OPINION OF
                            SHEARMAN & STERLING U.S.
                            COUNSEL FOR THE COMPANY



          (i) Kaye Group Inc. is duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement;

          (ii) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

          (iii) assuming the due authorization, execution and delivery of the Underwriting Agreement by the Company under the laws of Ontario and the federal laws of Canada applicable therein, the submission by the Company to the nonexclusive jurisdiction of the courts of the State of New York pursuant to
Section 14 of the Underwriting Agreement is effective. We note that a court of the State of New York or the United States of America siting in New York County has the power to decline to hear an action based on the Underwriting Agreement on the ground that the State of New York is an inconvenient forum;

          (iv) the statements in the Prospectus under "Certain United States and Canadian federal income tax considerations - Certain United States federal income tax considerations," and "Shares eligible for future sale" in each case insofar as such statements constitute summaries of legislation or rules and regulations promulgated thereunder, referred to therein, fairly present in all material respects the information called for with respect to such legislation or rules and regulations promulgated thereunder, legal matters, documents or proceedings;

          (v) based upon our review of the New York State statutes, rules or regulations and the relevant United States federal laws (the "REQUIREMENTS OF LAW") which in our experience are normally applicable to transactions of the type provided for in the Underwriting Agreement, but without having made any special investigation concerning any other Requirements of Law, no consent, approval or authorization is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the

Securities Act, applicable state securities laws or blue sky laws and from the NASD;

          (vi) the Shares have been duly approved for listing by the New York Stock Exchange subject to official notice of issuance; and

          (vii) the Company is not, and after giving effect to the issue and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an "investment company," as such term is defined in the Investment Company Act.

          Shearman & Sterling shall also confirm the following matters:

          Such counsel has no reason to believe that (i) each of the Registration Statement or the Prospectus (other than the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need express no belief) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, (ii) the Registration Statement or the Prospectus included therein, and each amendment or supplement thereto (other than the financial statements and financial schedules and other financial and statistical data included in the Registration Statement, as to which such counsel need express no belief), at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the Prospectus (other than the financial statements and financial schedules and other financial and statistical data included in the Prospectus) as of its date or at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                     ANNEX E

                  MATTERS TO BE COVERED IN THE OPINION OF ____
                        ILLINOIS COUNSEL FOR THE COMPANY



Mack & Parker, Inc. is duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole), and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement.









                                      E-1